UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 15, 2005

NBOG Bancorporation, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia	30501
(Address of Principal Executive Offices)	(Zip Code)

(770) 297-8060
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Principal Officer; Appointment of Principal Officer.

On September 15, 2005, the Company received a letter of resignation from the Acting President of The National Bank of Gainesville, Michael C. Lynch. Mr. Lynch indicated that he was resigning from the Company to accept a position with another institution. Mr. Lynch has agreed to remain with the Company until September 30, 2005 to assist the Company with the transition. The Board would like to thank Mr. Lynch for his service to the Company.

On September 15, 2005, the Board of Directors appointed W. Bryan Hendrix as Acting President of The National Bank of Gainesville. Since October 2004, Mr. Hendrix has served as the Company’s Chief Financial Officer. For eight years prior to joining the Company (1996-2004), Mr. Hendrix served as First Vice President and Controller of Gainesville Bank & Trust in Gainesville, Georgia.

The Board is evaluating executive search firms to assist it in identifying and retaining a Chief Executive Officer and Senior Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NBOG BANCORPORATION, INC.

Dated: September 20, 2005
	By:	/s/ W. Bryan Hendrix
	Name:	W. Bryan Hendrix
	Title:	Chief Financial Officer